Exhibit 10.2
[This document has been translated from Chinese to English]

Lease Agreement

Lessor (Party A)                                Shaoxing Red Green Blue Trading Co. Ltd.
Address:  1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.
Legal Representative: Guotong Chen

Lessee (Party B)   Shaoxing China Textile City High School
Address:                      1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.
Legal Representative: Guotong Chen

Through consultation, the above parties reached lease agreement as follows

I           Property for rent：Located at 1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.

1、
Land size 31,171.3 square meters (Land use certificate Shaoxing County Guoyong (2005) # 12-39），including all structures and buildings on this land, and the buildings identified in Shao Keqiao Real Estate License #38221, #38219, #38220 comprising approximately 18486.50 square meters of space.

2、
Land size 71548.7 Square meters (Land use certificate Shaoxing County Guoyong (2005) # 12-38)，including all structures and buildings on this land and the buildings identified in Shao Keqiao Real Estate License #38217, #38218, #38222 comprising approximately 21728.71 square meters of space.

II           Rent Term：from 8 / 1 /2002 to 12 / 31 / 2010.

III           Purpose of Rent：Party B promised that all rental housing are used for educational purposes, including student classrooms, laboratories, sports field, cafeteria, etc. that are used for educational purpose.

IV           Rent: RMB 21,000,000，the rent should be paid by Party B with one time payment to Party A. Party A confirms that it has received the above payment.

V           This rent is Party A’s net income, all relevant taxes are Party B’s responsibility.

VI   Maintenance: in case maintenance needed, Party B shall issue written report 15 days ahead of time, upon Party A’s approval, Party A will assign maintenance staff, the fees are paid by Party B.
VII   Party B is responsible for the safety of all rented housing, with rational use, it shall not damage the construction structure within the term. If Party B plans to renew the lease upon the expiration of this Agreement, it shall notify Part A within three month before the expiration date of the Agreement.Under the same conditions, Party B has the priority to lease the properties.

VIII   Such Agreement becomes valid once is signed and stamped by both parties. This Agreement is in two copies, each party holds one.

Party A：Shaoxing Red Green Blue Trading Co., Ltd. (Seal)
Signed by:/s/ Guotong Chen
Date: July 28, 2002

Party B: Shaoxing China Textile City High School (Seal)
Signed by: /s/ Guotong Chen
Date: July 28, 2002